                                                                    Exhibit 12.1

                          Shoppers Food Warehouse Corp.
                       Ratio of Earnings to Fixed Charges
                             (dollars in thousands)

                                                                        Historical
                                            ----------------------------------------------------------------------

                                                                     Fiscal Year Ended
                                            ----------------------------------------------------------------------
                                                June 27,      July 3,       July 2,       July 1,       June 29,
                                                  1992          1993          1994          1995          1996
                                            ----------------------------------------------------------------------

Earnings -
    Consolidated net income (loss)              $  9,244      $ 11,633      $ 12,929      $ 19,526      $ 18,703
    Add back (deduct):
      Consolidated provision (benefit) for
         income taxes                              5,757         7,205         8,043        14,764        10,462
      Fixed Charges                                4,851         5,990         6,404         6,394         7,060
                                            ----------------------------------------------------------------------
             Total                              $ 19,852      $ 24,828      $ 27,376      $ 40,684      $ 36,225
                                            ======================================================================

Fixed Charges -
    Interest on debt and capital lease          $  1,519      $  1,576      $  1,426      $  1,451      $  1,771
    Amortization of deferred financing
      costs                                         --            --            --            --            --
    Interest element of rentals                    3,332         4,414         4,978         4,943         5,289
                                            ----------------------------------------------------------------------
             Total                              $  4,851      $  5,990      $  6,404      $  6,394      $  7,060
                                            ======================================================================

Ratio of Earnings to Fixed Charges                  4.09          4.15          4.27          6.36          5.13
                                            ======================================================================


Support for Interest Element of
   Rentals

    Rent expense charged to operations          $ 10,097      $ 13,375      $ 15,086      $ 14,979      $ 16,027
    x 33%                                           0.33          0.33          0.33          0.33          0.33
                                            ----------------------------------------------------------------------
    Interest element of rentals                 $  3,332      $  4,414      $  4,978      $  4,943      $  5,289
                                            ======================================================================



                                              ---------------------------------------------------------------------------

                                                        31 Weeks                 52 weeks           13 Weeks Ended
                                              -----------------------------   ---------------  --------------------------
                                               February 3,    February 1,      February 1,        May 4,       May 3,
                                                   1996          1997              1997            1996         1997
                                              -----------------------------   ---------------  --------------------------

Earnings -
    Consolidated net income (loss)              $  8,595      $ 10,455           $ 20,563       $  6,492      $  3,177
    Add back (deduct):
      Consolidated provision (benefit) for
         income taxes                              5,433         6,380             11,409          3,813         2,478
      Fixed Charges                                3,891         4,359              7,528          1,682         6,598
                                              -----------------------------   ---------------  --------------------------
             Total                              $ 17,919      $ 21,194           $ 39,500       $ 11,987      $ 12,253
                                              =============================   ===============  ==========================

Fixed Charges -
    Interest on debt and capital lease          $    836      $    710           $  1,645       $    378      $  4,740
    Amortization of deferred financing
      costs                                         --            --                 --             --             510
    Interest element of rentals                    3,055         3,649              5,883          1,304         1,348
                                              -----------------------------   ---------------  --------------------------
             Total                              $  3,891      $  4,359           $  7,528       $  1,682      $  6,598
                                              =============================   ===============  ==========================

Ratio of Earnings to Fixed Charges                  4.60          4.86               5.25           7.13          1.86
                                              =============================   ===============  ==========================



Support for Interest Element of
   Rentals

    Rent expense charged to operations          $  9,259      $ 11,058           $ 17,827       $  3,951      $  4,086
    x 33%                                           0.33          0.33               0.33           0.33          0.33
                                              -----------------------------   ---------------  --------------------------
    Interest element of rentals                 $  3,055      $  3,649           $  5,883       $  1,304      $  1,348
                                              =============================   ===============  ==========================

                                                                        Pro Forma
                                              -----------------------------------------------------------

                                                    52 weeks ended       31 wks ended     13 wks ended
                                              -----------------------------------------------------------
                                                June 29,       Feb. 1,       Feb. 1,          May 3,
                                                  1996          1997          1997             1997
                                              -----------------------------------------------------------

Earnings -
    Consolidated net income (loss)              $   (157)      $  1,464      $   (282)     $  3,214
    Add back (deduct):
      Consolidated provision (benefit) for
         income taxes                              2,051          3,041         1,059         2,509
      Fixed Charges                               27,489         27,957        16,276         6,884
                                              -----------------------------------------------------------
             Total                              $ 29,383       $ 32,462      $ 17,053      $ 12,607
                                              ===========================================================

Fixed Charges -
    Interest on debt and capital lease          $ 21,271       $ 21,145      $ 12,085      $  5,304
    Amortization of deferred financing
      costs                                          929            929           542           232
    Interest element of rentals                    5,289          5,883         3,649         1,348
                                              -----------------------------------------------------------
             Total                              $ 27,489       $ 27,957      $ 16,276      $  6,884
                                              ===========================================================

Ratio of Earnings to Fixed Charges                  1.07           1.16          1.05          1.83
                                              ===========================================================



Support for Interest Element of
   Rentals

    Rent expense charged to operations          $ 16,027       $ 17,827      $ 11,058      $  4,086
    x 33%                                           0.33           0.33          0.33          0.33
                                              -----------------------------------------------------------
    Interest element of rentals                 $  5,289       $  5,883      $  3,649      $  1,348
                                              ===========================================================